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                         AGREEMENT OF PURCHASE AND SALE

This Agreement, dated as of July 22, 1998, is between PeopleSoft Properties, Inc., a California corporation ("Seller"), and William Wilson & Associates Investors, Inc., a California corporation ("Buyer").

                                    ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

        Section 1.1   Sale.

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, that certain real property commonly known as 4301, 4305 and 4309 Hacienda Drive, Pleasanton, California, which real property is more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), together with the following, which together with the Land shall be termed the "Property" herein:

               a. a three (3) tower office building, and all fixtures, parking areas, landscaping and other improvements located upon the Land (the "Improvements");

               b. the machinery, equipment, furnishings and other tangible personal property owned by Seller and used in connection with the maintenance or operation of the Land or Improvements (the "Personal Property"), listed on Exhibit B attached hereto;

               c. all easements, rights of way, privileges, licenses, appurtenances and other rights and benefits of Seller belonging to or in any way related to the Land to the extent owned and/or transferable by Seller, specifically excluding, however, Excess FAR (as hereinafter defined) (which, together with the Land and Improvements, are referred to collectively herein as the "Real Property");

               d. all transferable or assignable certificate(s) of occupancy, building or equipment permits, consents, authorizations, variances, waivers, licenses, permits, certificates and approvals from any governmental or quasi-governmental authority with respect to the Land or the Improvements to the extent in Seller's possession or control (collectively the "Approvals"); and

               e. all architectural, mechanical, engineering, as-built and other plans, specifications and drawings in Seller's possession or control (the "Plans"), all surveys and all soil, environmental, engineering, or other reports or studies in Seller's possession or control (the "Reports"), all trademarks, service marks, logos and other marks, trade or business names and other intangible property used in connection with the operations of the Property (the "Trademarks") to the extent owned by and/or transferable by Seller, specifically excluding, however, any and all Trademarks referring to or relating to the Seller, and all transferable or assignable warranties, representations, guaranties, and miscellaneous rights (the "Warranties") to the extent owned by or in the possession of Seller relating to the ownership, development, use and operation of the Land and Improvements.

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Notwithstanding the foregoing the parties acknowledge that Seller, or its affiliates, presently occupy, and will continue to occupy after the Closing hereunder, all or a substantial portion of the Real Property and that in connection with such occupancy Seller has on the Real Property substantial personal property that is not included in the transaction described herein. The only personal property included in this sale is the Personal Property listed on Exhibit B.

        Section 1.2   Purchase Price.

               (a) The purchase price of the Property is Fifty Million Three Hundred Forty Five Thousand Dollars ($50,345,000) (the "Purchase Price").

               (b) The Purchase Price shall be paid as follows:

                   (1) Within three (3) business days after the mutual execution of this Agreement, Buyer shall deposit in escrow with Chicago Title Insurance Company, located in Pleasanton, California ("Title Company") a deposit in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Deposit").

                   (2) THE DEPOSIT SHALL BE HELD IN AN INTEREST BEARING ACCOUNT AND ALL INTEREST THEREON SHALL BE DEEMED A PART OF THE DEPOSIT. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THEN THE DEPOSIT SHALL BE PAID TO SELLER AT THE CLOSING AND CREDITED AGAINST THE PURCHASE PRICE. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER'S DEFAULT HEREUNDER, THEN, AS BUYER'S SOLE REMEDIES, BUYER MAY EITHER: (1) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW, OR (2) BUYER MAY ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT. IF THIS TRANSACTION FAILS TO CLOSE FOR ANY REASON OTHER THAN BUYER'S DEFAULT HEREUNDER, THE DEPOSIT SHALL BE RETURNED TO BUYER. IF BUYER FAILS TO CONSUMMATE THIS TRANSACTION ON THE SCHEDULED CLOSING DATE ON ACCOUNT OF BUYER'S SOLE DEFAULT, SELLER SHALL BE ENTITLED TO THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S OBLIGATIONS UNDER SECTIONS 6.1, 9.3 AND 9.9.

INITIALS:      SELLER ________                     BUYER _______


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                   (3) The balance of the Purchase Price, shall be paid to
Seller in cash, or readily available funds, at the consummation of the purchase and sale contemplated hereunder (the "Closing").

                                   ARTICLE II

                              Intentionally Deleted



                                   ARTICLE III

                               BUYER'S EXAMINATION

        Section 3.1   Representations and Warranties of Seller.

Subject to the provisions of Sections 3.2 and 3.3 below, Seller hereby makes the following representations and warranties with respect to the Property, provided that Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") as set forth on Schedule 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

               (a) To the best of Seller's knowledge, except as set forth in
Schedule 1 or as may be specifically and expressly disclosed in the contracts, agreement, leases, documents reports and other materials delivered or made available to Buyer (the "Due Diligence Materials"), Seller has received no written notice from any governmental authority that the present use, condition and operation of the Property is in violation of any applicable law (including, without limitation, (i) the Americans with Disabilities Act ("ADA"), Title 24 of the California Administrative Code, and other similar federal, state and local laws , (ii) building codes and any other laws relating to the construction or design of the improvements on the Property, including, without limitation, fire, safety, handicapped access, or seismic design (collectively, "Building Codes"), and (iii) any laws relating to environmental matters (the "Environmental Laws")).

               (b) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

               (c) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.


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               (d) Seller is a California corporation duly organized, validly existing and in good standing under the laws of the State of California; this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Seller, and are, or at the Closing will be, legal, valid, and binding obligations of Seller, and do not, and at the time of Closing will not, violate any provision of any agreement to which Seller is a party or to which it is subject or any law, judgment or order applicable to Seller. Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

               (e) Seller has received no written notice from any governmental authority of any condemnation, environmental, zoning, sewer moratorium, or other land-use regulation proceedings, either instituted or planned to be instituted, which would affect the use and operation of the Property, nor has Seller received written notice of any special assessment proceedings affecting the Property.

               (f) The copies of the leases and contracts delivered or made available to Buyer by Seller are true and accurate copies of such items.

               (g) The rent roll ("Rent Roll") attached to this Agreement as Exhibit F is a true and accurate statement of the information contained therein regarding the leases in force for, or otherwise affecting, the Property as of the date of this Agreement, which information, to the best of Seller's knowledge, includes the names of all tenants at the Property, the dates of all leases and amendments thereto, the commencement and expiration dates of all leases, the square footage covered by each lease, all security deposits paid by tenants (noting any amounts applied by landlord to the tenants' obligations), the annual rent per square foot payable by each tenant, the amounts of brokerage commissions remaining due from the landlord under each lease, the amount of any tenant improvement payment or other monetary obligation due from landlord under each lease, and the expansion, extension, right of first refusal or other similar rights given to tenants under each lease. All tenants or other persons possessing contractual rights to occupy or persons actually in possession or occupying a portion of the Property as of the date of this Agreement are set forth on the Rent Roll or are permitted assignees or subtenants under the leases.

               (h) Seller has not been served in connection with any litigation, and to the best of Seller's knowledge, there is no litigation or proceeding pending or threatened, involving Seller or the Property which would materially and adversely affect the Property or Seller's ability to consummate the transactions contemplated by this Agreement, including claims of encroachment or prescriptive easement effecting the Property.

Each of the representations and warranties of Seller contained in this Section 3.1: (1) is true as of the date of this Agreement; (2) shall be deemed remade by Seller, and shall be true in all material respects as of the date of Closing, subject to (A) any Exception Matters (as defined below), (B) the Disclosure Items; and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer, including, but not limited to, the Due Diligence Materials; and (3) shall survive the close of escrow as provided in Section 3.3 below. All exceptions and qualifications to the foregoing representations and warranties, as of the date of


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this Agreement, shall be specifically described on Schedule 1 attached to and made a part of this Agreement.

        Section 3.2   No Liability for Exception Matters.

As used herein, the term "Exception Matter" shall refer to a matter disclosed to Buyer in writing or identified by Buyer before the Closing, that would make a representation or warranty of Seller contained in this Agreement untrue or incorrect or that would constitute a material adverse change in the Property or its future use or operation, including, without limitation, matters specifically and expressly disclosed in writing to Buyer by Seller or by any other person. If, prior to the Closing, Seller becomes aware of any Exception Matter, then Seller shall promptly, and in all events at least five (5) days prior to the Closing Date (which date shall be extended if and as necessary to give Buyer five (5) days to review such material change), give written notice of such changed fact or circumstance to Buyer. If, prior to the Closing, Buyer becomes aware of any Exception Matter, then Buyer shall promptly, and in all events at least five (5) days prior to the Closing Date (which date shall be extended if and as necessary to give Buyer five (5) days to review such material change), give written notice of such changed fact or circumstance to Seller. Seller shall have the right, but not the obligation, to cure such Exception Matter within thirty (30) days after Seller becomes aware of the Exception Matter and Seller shall provide Buyer with written notice of its election. If Seller cures such Exception Matter as provided herein, Buyer shall proceed with the acquisition of the Property and the Closing Date shall be extended for such thirty (30) day period. If Buyer receives notice of, or identifies, any Exception Matter after the date hereof, and Seller elects as set forth in the notice to Buyer not to cure such Exception Matter, Buyer shall have the option of: (i) waiving such Exception Matter and completing its purchase of the Property pursuant to this Agreement, and Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement, or (ii) terminating this Agreement and receiving the return of the Deposit as Buyer's sole remedy prior to Closing. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder, except as provided in Sections 6.1, 9.3 and 9.9 below.

        Section 3.3   Survival of Representations and Warranties.

The representations and warranties of Seller and Buyer contained herein shall survive for a period of one (1) year after the Closing. Any claim which Buyer or Seller may have at any time against the other for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice to Seller or Buyer within such one (1) year period shall not be valid or effective, and the party shall have no liability with respect thereto.

        Section 3.4   Seller's Knowledge.

For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Bob Finnell, Deborah Oxendine and Brian Griggs, who are Seller's employees or representatives who are most knowledgeable about the Property, at the times indicated only and not any implied, imputed or constructive


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knowledge, after making such reasonable investigations as Seller deems necessary in order to make the representations and warranties above on a reasonably informed basis.

        Section 3.5   Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

               (a) Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

               (b) Buyer represents and warrants to Seller that Buyer has not
(i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

               (c) Buyer is duly formed, validly existing and in good standing under the laws of the state in which it was formed. Buyer has duly authorized, executed and delivered this Agreement.

Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing as provided in Section 3.3 above.

        Section 3.6   Buyer's Independent Investigation.

               (a) Buyer acknowledges and agrees that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, including without limitation the items listed on Exhibit E, either independently or through agents of Buyer's choosing, including, without limitation:

                   (1) All matters relating to title and survey, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                   (2) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the paving, the utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer at Buyer's sole expense. For purposes of this Agreement, "Hazardous


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Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the and Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code
Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other applicable federal, state or local laws.

                   (3) Any easements and/or access rights affecting the Property.

                   (4) The leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                   (5) The service contracts and any other documents or agreements of significance affecting the Property.

                   (6) All other matters of material significance affecting the Property.

               (b) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the


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adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the leases, service contracts, or other agreements affecting the Property and (xi) the economics of the operation of the Property.

        Section 3.7   Release.

               (a) Without limiting the above, and subject to the representations and warranties of Seller contained in Section 3.1 hereof, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, Griggs Resource Group, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the and Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code
Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other federal, state or local law. The release provided for in this Section 3.7(a) shall not apply to any liability resulting from Hazardous Materials brought on to or released from, on, at or about the Property during the period of Seller's ownership thereof.

               (b) In connection with section 3.7(a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

        Section 3.8   Indemnification.

Each party hereby agrees to indemnify, defend, protect and hold harmless the other party from and against any and all claims, demands, liabilities, costs and damages, including, without


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limitation, reasonable attorneys' fees (collectively, "Claims"), resulting from any misrepresentations or breach of warranty or covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the other party pursuant to or in connection with this Agreement. Each party further agrees to indemnify, defend, protect and hold harmless the other party from and against any Claims suffered by the other party and resulting from or arising out of all third party tort claims of the type that would typically be insured under a Commercial General Liability Insurance Policy which are based on actions, facts or circumstances existing or occurring during the indemnifying party's ownership of the Property, excluding any Claims related to Hazardous Materials.

        Section 3.9   Survival.

The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions.

                                   ARTICLE IV

                                      TITLE

Section 4.1    Conditions of Title.

At the Closing, Seller shall convey title to the Property to Buyer by grant deed (the "Deed") subject to no exceptions other than:

               (a)    Interests of tenants in possession;

               (b)    The PeopleSoft Lease;

               (c) Non-delinquent liens for real estate taxes and assessments;
and

               (d) The exceptions disclosed in the proforma title policy attached hereto as Exhibit D, the public records or the Due Diligence Materials.

All of the foregoing exceptions shall be referred to collectively as the "Conditions of Title." Notwithstanding the foregoing, the term "Conditions of Title" shall not include (x) any monetary liens, including, without limitation, the liens of any deeds of trust or other loan documents secured by the Property, or (y) any mechanics' liens. By acceptance of the Deed and the Closing of the purchase and sale of the Property, (i) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, and (ii) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

        Section 4.2   Evidence of Title.

Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, a title policy in the form of the proforma title policy attached


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as Exhibit D (the "Title Policy"). Buyer shall have prepared, at Buyer's cost, the ALTA Survey of the Property necessary to support the issuance of the Title Policy.

                                    ARTICLE V

                       RISK OF LOSS AND INSURANCE PROCEEDS

        Section 5.1   Insurance

Seller represents to Buyer that the Improvements are presently insured by a fire and extended coverage policy of insurance in an amount equal to 100% of the replacement cost of the Improvements. Seller agrees to maintain the policy in effect through the Closing Date, and upon Buyer's request, to provide Buyer evidence of such insurance. Seller shall promptly (and in any event prior to Closing) notify Buyer of any damage or destruction of the Improvements and Seller's estimate of the cost of repair.

        Section 5.2   Minor Loss.

Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon, provided that: (a) the cost to repair any such damage or destruction does not exceed One Million Dollars ($1,000,000) or no tenant is entitled to terminate its lease as a result of such occurrence and (b) upon the Closing, Buyer may elect to either
(i) receive a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds collected by Seller as a result of any such damage or destruction, plus the amount of any insurance deductible or (ii) receive no credit and require Seller to repair the Property and return the Property to a condition substantially similar to the condition immediately prior to such damage or destruction which may be completed after Closing. If the proceeds have not been collected as of the Closing, then such proceeds shall be assigned to Buyer.

        Section 5.3   Major Loss.

If the amount of the damage or destruction as specified above (i) exceeds One Million Dollars ($1,000,000) or (ii) is less than One Million Dollars ($1,000,000) and a tenant is entitled to terminate its lease as a result of such occurrence, then Buyer may, at its option to be exercised within five (5) business days of Seller's notice of the occurrence of the damage or destruction, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to give Seller notice within such 5-day period that Buyer will proceed with the purchase, then the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds collected by Seller as a result of any such damage or destruction, plus the amount of any insurance deductible. If the proceeds have not been collected as of the Closing, then such proceeds shall be assigned to Buyer.


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        Section 5.4   Condemnation

If, prior to the Closing, all of the Land and Improvements are taken by eminent domain, this Agreement shall be deemed terminated. If only part of the Land or Improvements are so taken, Buyer shall have the option of (a) proceeding with the Closing and acquiring the Property as affected by such taking, together with all compensation and damage awarded or the right to receive same, or (b) terminating this Agreement, in which event the Deposit shall be returned to Buyer and Seller shall retain the rights to such proceeds or awards. If Buyer elects option (a) above, Seller agrees to assign to Buyer at the Closing its rights to such compensation and damages, and will not settle any proceedings relating to such taking without Buyer's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, in the event of an immaterial taking by eminent domain, such as a widening of a street or similar matter which has no material effect on the value or use of the Property, Buyer shall proceed with the purchase of the Property and shall have no right to exercise any of the remedies set forth in this Section 5.4. Seller shall promptly (and in any event prior to the Closing) notify Buyer of any actual or threatened condemnation affecting the Property.

                                   ARTICLE VI

                              BROKERS AND EXPENSES

        Section 6.1   Brokers.

The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Griggs Resource Group ("Seller's Broker"). At Closing, Seller shall pay the commission due, if any, to Seller's Broker, which shall be paid pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

        Section 6.2   Expenses.

Except as provided in Section 8.8 below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

             LEASES, OTHER AGREEMENTS AND OPERATION OF THE PROPERTY

        Section 7.1 Buyer's Approval of New Leases and Agreements Affecting the Property.


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

Between the date hereof and the Closing, Seller shall not enter into any new lease or other agreement affecting the Property, or modify or terminate any existing lease or other agreement affecting the Property, without first obtaining Buyer's approval, which will not be unreasonably withheld or delayed. Buyer shall be entitled to take into account the proposed leasing commissions, free rent, tenant improvement allowances of other monetary inducements in determining whether or not to approve or withhold its approval of a new lease or the modification of an existing lease pursuant to this Section 7.1. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within five (5) business days after Seller notifies Buyer of Seller's desire to take such action, then Buyer shall be deemed to have given its approval. Upon the written request of Buyer, Seller shall terminate prior to Closing, at no cost and expense to Buyer, service contracts affecting the Property that are terminable on not more than thirty (30) days prior notice.

        Section 7.2   Tenant Improvement Costs, Leasing Commissions and Free
Rent.

With respect to any new lease or lease modification entered into by Seller between the date of this Agreement and the Closing Date, and with respect to any renewal or extension of any lease occurring between the date of this Agreement and the Closing Date, if Seller performs or pays or contracts for any tenant improvement work or pays or contracts for any leasing commissions before the Closing or grants any free rent period, then at Closing, Buyer shall reimburse Seller for all such expenses and shall assume pursuant to an assignment and assumption agreement acceptable to Seller any and all obligations outstanding with respect to tenant improvements and leasing commissions; provided, however, that in the case of lease modifications, renewals or extensions, Buyer shall have no obligations and Seller shall be responsible for brokerage commissions, tenant improvement costs and free rent, to the extent such costs would of have been due or incurred in the absence of such lease modification, renewal or extension. All such tenant improvement costs, brokerage fees, and free rent (collectively "New Lease Expenses") shall be prorated between Seller and Buyer as of the Closing based on the portion of the lease term, if any, occurring before 12:01 a.m. on the date the Deed is recorded, and the portion of the lease term occurring on and after such date and time. On and after the Closing, Seller shall have no future obligations with respect to any leases or other agreements affecting the Property, including, without limitation, tenant improvement work, leasing commissions and free rent. The provisions of this Section shall survive the Closing.

        Section 7.3   Tenant Notices.

At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer shall be responsible for all the tenant's security deposit. The form of the notice shall be otherwise reasonably acceptable to the parties.

        Section 7.4 Operation of the Property.

Between Seller's execution of this Agreement and the Closing, or earlier termination of this Agreement as permitted hereunder, Seller shall (i) maintain the Property in the same condition and repair as previously maintained, reasonable wear and tear excepted; provided, however, Seller shall have no obligation to make capital expenditures unless requested by Buyer and at Buyer's sole cost and expense; (ii) not make any material physical changes to the Improvements except if an emergency; (iii) continue to manage the Property in the manner in which it is currently being managed; (iv) not enter into any contracts or agreements affecting the Property unless such contracts can be completed or terminated prior to the Closing or Buyer, in its sole discretion, agrees to assume such contract or agreement as of the Closing Date, in which case such contracts shall be included within the term "Service Contracts"; (v) not enter into any lease, amendment of lease or other agreement pertaining to the Property, or permit any tenant of the Property to enter into any sublease or assignment of lease, except as provided in Section 7.1; and (vi) after the date hereof, not offer the Property for sale publicly or otherwise solicit, make, pursue, negotiate or accept offers for the sale of the Property to or from any party. From and after the date hereof and up to the Closing, Seller hereby agrees to perform such work, make such improvements or repairs as reasonably requested by Buyer, at Buyer's sole cost and expense.

        Section 7.5   Ford Motor Credit Company Lease.

In the event Ford Motor Credit Company ("Ford") elects to vacate the space it occupies at the Property during the period from the date of execution of this Agreement and the Closing, in accordance with the terms of that certain Lease dated December 1, 1998, as amended by the First Amendment to Lease dated March 2, 1990, Second Amendment to Lease dated February 11, 1994 and Third Amendment to Lease dated as of May, 1998 (collectively, the "Ford Lease"), the Purchase Price shall be reduced by the amount which is required to be paid to Ford pursuant to Section 3 of the Ford Lease (the "Relocation Cost") and such Relocation Cost shall be paid by Buyer to Ford. In the event Ford vacates its space during the period after the Closing and prior to February 17, 1999, Seller will pay the Relocation Cost to Buyer within ten (10) days after receipt of written request from Buyer and Buyer will pay such sum to Ford. The obligations set forth in this Section 7.5 shall survive the Closing.

        Section 7.6   Cellular One Lease.

Buyer hereby acknowledges and agrees that at any time during the period after execution of this Agreement up to the Closing, Seller shall, at the request of PeopleSoft, Inc., enter into a lease with Cellular One, for space on the roof of the office building for an initial term of five (5) years with an option to extend the term for an additional five (5) years, and monthly rent equal to Two Thousand Dollars ($2000) and upon other terms and conditions as reasonably approved by Buyer. If such lease has not been entered into by Seller prior to the Closing, Buyer shall, at the request of PeopleSoft, Inc., enter into such lease on such terms.

                                  ARTICLE VIII

                               CLOSING AND ESCROW

        Section 8.1   Escrow Instructions.

Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the

Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

        Section 8.2   Buyer's Closing Conditions.

Buyer's obligation to purchase the Property is conditioned upon the satisfaction of each of the following conditions each of which is for the exclusive benefit of Buyer. Buyer may, at any time or times before the Closing, waive one or more of the following conditions, without affecting its rights and remedies with respect to the remaining conditions:

               (a) The performance by Seller of all its obligations hereunder, and the truth, completeness and accuracy of each representation and warranty made by Seller as of the date of this Agreement and the Closing.

               (b) Buyer's election to accept the Property pursuant to
Section 2.2.

               (c) The issuance at Closing of the Title Policy.

               (d) No lease that Buyer believed to be in effect as of the date hereof shall have terminated, nor shall any tenant occupying more than 10,000 square feet under any such lease have vacated its premises after the date hereof or be more than sixty (60) days in default of paying any rent due thereunder as of the Closing; provided, however, Seller may elect to remedy any tenant default upon ten (10) days written notice from Buyer that the condition set forth in this Section 8.2(e) has not been satisfied (and the Closing Date shall be extended if and as necessary to permit Seller such ten (10) day cure period) or add the defaulting tenant's premises to the Premises (as defined in the PeopleSoft Lease).

        Section 8.3 Seller's Conditions to Closing.

               Seller's obligation to sell the Property is conditioned upon (a) the performance by Buyer of all its obligations hereunder, (b) the truth, completeness and accuracy of each representation and warranty made by Buyer as of the Contract Date and the Closing and (c) neither party terminating this Agreement as provided herein.

        Section 8.4   Closing.

The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company upon not less than twenty (20) days written notice to Buyer from Seller (the "Closing Date"); provided that the Closing Date shall not occur sooner than thirty (30) days after the date hereof. If the Closing

Date has not occurred before October 31, 1998, the notice period shall be extended from twenty (20) days to thirty (30) days. In no case shall the Closing Date occur later than March 31, 1999.

        Section 8.5   Deposit of Documents.

               (a) At or before the Closing, Seller shall deposit into escrow the following items:

                   (1) the duly executed and acknowledged Deed conveying the Real Property to Buyer subject only to the Conditions of Title;

                   (2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as Exhibit G (the "Bill of Sale");

                   (3) four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts and Warranties in the form attached hereto as Exhibit H pursuant to the terms of which Buyer shall assume all of Seller's obligations under the leases identified on the rent roll, new leases approved by Buyer pursuant to Section 7.1 and the Service Contracts (the "Assignment of Leases");

                   (4) four (4) duly executed counterparts of the lease between PeopleSoft, Inc., an affiliate of Seller, as tenant and Buyer, as landlord attached hereto as Exhibit C;

                   (5) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

                   (6) California 590 Certificate;

                   (7) tenant notice letters for all tenants at the Property informing them of the sale of the Property and assignment of the Leases to Buyer in the form of attached Exhibit I;

                   (8) instructions to Title Company to deduct Seller's share of the closing costs as described in Section 8.8 from the Purchase Price; and

                   (12) instructions to Title Company to deduct cash equal to the amount of all refundable tenant security deposits required under the Leases from the Purchase Price.

               (b) At or before Closing, Buyer shall deposit into escrow the following items:

                   (1) funds necessary to close this transaction;

                   (2) four (4) duly executed counterparts of the Bill of Sale;

                   (3) four (4) duly executed counterparts of the Assignment of Leases; and

                   (4) four duly executed counterparts of the PeopleSoft Lease.

               (c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder, and executed by Seller, Buyer and Title Company. The Designation Agreement shall be in a form reasonably acceptable to the parties, and, in any event, shall comply with the requirements of Section 6045(e) of the Code and the regulations promulgated thereunder.

               (d) Seller shall deliver to Buyer complete originals of all of the leases, copies of all of the tenant correspondence files in Seller's possession or control, and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Section 2.1 above, except for Seller's general ledger and other internal books or records which shall be retained by Seller, within two (2) business days after the Closing Date. Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.

        Section 8.6   Estoppel Certificates.

               (a) If in accordance with Section 2 of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use its reasonable efforts to obtain estoppel certificates from each tenant of the Property in the form attached hereto as Exhibit J. It shall be a condition to Buyer's obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain estoppel certificates from all of the tenants, including, but not limited to Seller (the "Required Estoppels"); provided that in the event that Buyer is unable to obtain one or more of the Required Estoppels, Seller may, at its sole option, provide and Buyer shall accept in lieu of the Required Estoppel an estoppel certificate ("Seller's Estoppel") certifying as to the following items for the applicable lease and tenant: commencement date and termination date, no uncured defaults under the lease on the part of landlord or, to the best of the landlord's knowledge, on the part of tenant, rent and additional charges payable under the lease, tenant's prorata share of taxes and expenses under the applicable lease. Notwithstanding the foregoing, the receipt by Buyer of estoppel certificates from Zenith (in the form of Exhibit K attached hereto and in accordance with the terms and conditions contained in Section 26 of the Lease between Zenith Insurance Company and Rosewood Associates dated January 18, 1993) and PeopleSoft, Inc. shall be a condition to Buyer's obligation to purchase the Property. Buyer hereby agrees that Buyer may not reject an estoppel in the event that a tenant strikes out or modifies Sections 16, 17 or 18 or the form estoppel attached hereto as Exhibit J and makes no other material modifications. Any Seller's Estoppel delivered in connection with the Closing shall be effective until the earlier of (i) one (1) year after the Closing, or (ii) the receipt of an estoppel certificate from the applicable tenant.

               (b) If the condition contained in Section 8.6(a) above is not satisfied, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this

Agreement and receive a refund of the Deposit or waive said condition. If Buyer so elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3 and 9.9 below.

        Section 8.7   Prorations.

All rents and other sources of income and all expenses for the Property will be prorated on the Closing Date (based on actual days of the month and a 365-day year) and the Purchase Price will be adjusted on the following basis:

               (a) All rents receivable under the leases attributable to the period prior to the Closing Date will be paid to or retained by Seller. Rents attributable to the period beginning on the Closing Date and thereafter will be paid to Buyer. Buyer will pay over to Seller any rents received by Buyer after the Closing attributable to the period prior to the Closing Date (determined on the basis of applying rents received to the most recently accrued rent first), after deduction by Buyer of all expenses incurred in collecting same.

               (b) All sums due for accounts payable which were owing or accrued by the Property for any period prior to the Closing and for all agreements and contracts not assumed by Buyer will be paid by Seller. Buyer will furnish to Seller for payment any bills received after the Closing that apply to any period prior to the Closing with respect to such accounts, agreements and contracts, and Buyer will have no further obligation with respect thereto. Payments due under any Service Contracts shall be prorated as of the Closing Date, and Buyer shall be liable for all payments accruing thereunder after the Closing.

               (c) All real and personal property ad valorem taxes and special assessments, if any, will be prorated to the Closing Date, based on the latest available tax rate and assessed valuation. With respect to any property tax appeal or reassessment filed by Seller for tax years (or portions thereof) prior to the Closing, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom applicable to the period before the Closing Date, except to the extent such amounts are payable to, or otherwise accrue to the benefit of, the tenants pursuant to the leases.

               (d) All utility (including electricity, gas, water, sewer and telephone) charges will be prorated to the Closing Date. All utility security deposits, if any, will be retained by Seller.

               (e) If the amount of any proration cannot be determined at the Closing, the adjustments will be made between the parties as soon after Closing as possible but in no event later than ninety (90) days after Closing.

               (f) The provisions of this Section 8.7 shall survive the Closing.

        Section 8.8   Closing Costs.

Seller shall pay the transfer taxes applicable to this transaction and one-half (1/2) of the escrow fee. Buyer shall pay the costs of obtaining the ALTA title insurance policy, the cost of any


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

endorsements, the costs of obtaining an updated ALTA Survey and one-half (1/2) of the escrow fee. Recording charges and any other expenses of the escrow for the sale shall be paid by Buyer and Seller in accordance with customary practice as determined by the Title Company.

        Section 8.9   Possession.

        Seller shall deliver possession of the Property to Buyer on the Closing Date.

                                   ARTICLE IX

                                  MISCELLANEOUS

        Section 9.1   Notices.

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

        To Buyer:            William Wilson & Associates Investors, Inc.
                             c/o William Wilson & Associates, Inc.
                             2929 Campus Drive, Suite 450
                             San Mateo, California 94403
                             Attention:  R. Matthew Moran
                             Fax No.:  (650) 345-7619

        with a copy to:      Farella Braun & Martell LLP
                             235 Montgomery Street
                             San Francisco, CA  94104
                             Attention:  Mary G. Murphy, Esq.
                             Fax No.:  (415) 954-4480

        To Seller:           PeopleSoft, Inc.
                             4305 Hacienda Drive
                             Pleasanton, California 94588
                             Attention: Director of Real Estate
                             Fax: (925) 467-7050

        with copies to:      PeopleSoft, Inc.
                             4305 Hacienda Drive
                             Pleasanton, California 94588
                             Attention:  General Counsel
                             Fax:  (925) 467-7184

                             Griggs Resource Group.
                             3470 Mt. Diablo Blvd, Suite A-205


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

                             Lafayette, California 94549
                             Attention:  Brian Griggs
                             Fax: (925) 299-4872

                             Orrick, Herrington & Sutcliffe LLP
                             400 Sansome Street
                             San Francisco, CA  94111
                             Attention:   William G. Murray, Jr., Esq.
                             Fax No.:  (415) 773-4285

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

        Section 9.2   Entire Agreement.

This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

        Section 9.3   Entry and Indemnity.

Seller shall afford Buyer and authorized representatives of Buyer reasonable access to the Property to conduct inspections for the purpose of determining whether or not to purchase the Property. In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing at the Property, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove, in Seller's reasonable discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three
(3) business day period, Seller shall be deemed to have approved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon the request of Seller, Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, employees or contractors. Except for telephonic contact and written requests for public records, Buyer shall not contact any governmental authority without first obtaining the prior written consent of Seller thereto, and Seller, at Seller's election, shall be entitled to have a representative present at any meeting by Buyer with a governmental authority. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to the acts or omissions of Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

        Section 9.4   Time.

Time is of the essence in the performance of each of the parties' respective obligations contained herein.

        Section 9.5   Attorneys' Fees.

In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues.

        Section 9.6   Assignment.

Neither party hereto may assign its rights nor delegate its duties under this Agreement, without the prior written consent of the other party; provided, however, that Seller agrees that Buyer may, without Seller's consent, voluntarily or by operation of law, assign all of Buyer's rights and delegate all of its duties under this Agreement to any corporation, real estate investment trust or other entity or successor (i) which controls, is controlled by, or is under common control with Buyer, (ii) resulting from a merger or consolidation with Buyer, whether or not Buyer is the surviving entity under such transaction, or (iii) which acquires all or substantially all of the assets of Buyer. Without limiting the above, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representations and warranties contained in subsections 3.5(b) and (c) above. Provided that William Wilson & Associates, Inc. can make the representations and warranties contained in subsections 3.5(b) and (c) above, Seller hereby consents to the assignment of Buyer's rights and duties under this Agreement to William Wilson & Associates, Inc.

        Section 9.7   Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        Section 9.8   Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to its choice of law principles). The parties agree that all suits or actions of any kind brought to interpret or enforce the terms of, or otherwise arising out of or relating to, this Agreement shall be filed and litigated solely in the state or federal courts in San Francisco, California. Each party hereby consents to the personal and subject matter jurisdiction of said courts.

        Section 9.9   Confidentiality and Return of Documents.

Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. This provision shall survive the Closing or any termination of this Agreement.

        Section 9.10  Interpretation of Agreement.

The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) "shall," "will," or "agrees" are mandatory, and "may" is permissive; (iv) "or" is not exclusive; (v) "includes" and "including" are not limiting; and (vi) "days" means calendar days unless specifically provided otherwise. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

        Section 9.11  Limited Liability.

The obligations of Seller and Buyer, other than the representations and warranties contained in Section 9.24 hereof, are intended to be binding only on Seller and Buyer and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of either of Seller's or Buyer's trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller or Buyer or their respective investment manager. Notwithstanding anything to the contrary contained herein, after the Closing the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer under this Agreement (including, without limitation, for any breach or representation or warranty contained herein), and any and all documents executed pursuant hereto or in connection herewith (collectively, the "Other Documents") including, without limitation, the Deed, the Bill of Sale, the Assignment of Leases, shall under no circumstances whatsoever, exceed Two Million Dollars ($2,000,000).

        Section 9.12  Amendments.

This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

        Section 9.13  No Recording.

Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

        Section 9.14 Drafts not an Offer to Enter into a Legally Binding
Contract.

The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

        Section 9.15  No Partnership.

The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

        Section 9.16  No Third Party Beneficiary.

The provisions of this Agreement are not intended to benefit any third parties.

        Section  9.17 Survival.

Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the Seller contained herein shall survive the Closing.

        Section 9.18 Survival of Article IX.

The provisions of this Article IX shall survive the Closing.

        Section 9.19 Exchange.

Buyer acknowledges that it is Seller's present intent to consummate the transaction contemplated herein pursuant to a like-kind exchange of property (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, and comparable provisions of the California Revenue and Taxation Code. Buyer agrees, provided that such exchange results in no additional cost or expense and no liability to Buyer except for those reasonable costs and expenses reimbursed or paid to Buyer by Seller, to accommodate the Seller in such Exchange. In the event that Seller desires to consummate this transaction pursuant to an Exchange, Buyer agrees to perform all acts necessary to accommodate the Seller in effectuating such Exchange; provided that, in no event shall the Buyer be required to do any act other than execute required documentation or to acquire fee title to any property other than the Property. The Seller shall indemnify the Buyer and hold the Buyer harmless from and against any and all claims, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and costs, arising out of or in any way connected with the Exchange.

        Section 9.20  Assignment of Excess Floor Area Ratio.

Buyer and Seller acknowledge that as of the date hereof the Improvements on the Property consist of approximately two hundred eighty thousand rentable square feet and that the former and/or present entitlements, zoning and land use designation for the Property may allow additional developable allocations ("Excess FAR") to the Property. Buyer in no way represents or warrants that any such development rights exist or are transferable. The statutes, rules and regulations of the City of Pleasanton and/or Hacienda Business Park may allow the excess FAR to be transferred to another site which Seller intends to purchase within the Hacienda Business Park. At any time up to thirty six (36) months after Closing, Seller, in its sole and absolute discretion, may purchase the Excess FAR from Buyer for One Hundred Thousand Dollars ($100,000) (the "Excess FAR Purchase Price") which may be paid in any manner reasonably agreed to by Buyer and Seller. Buyer shall use its good faith efforts to cooperate with Seller and execute such additional documents as are reasonably necessary or file any applications or requests with the City of Pleasanton, Hacienda Business Park or other governmental authority to effectuate the intent of this Section 9.20; provided, however, Buyer shall not be required to incur any liability or incur additional cost or expense except for those reasonable costs and expenses reimbursed or paid to Buyer by Seller, in addition to the Excess FAR Purchase Price.

        Section 9.21 IRS Form 1099-S Designation.

In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; and (ii) to provide the Designee with the information necessary to complete Form 1099-S.

        Section 9.22  Further Assurances.

The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement, whether before or after Closing.

        Section 9.23  Partial Invalidity.

If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be illegal, invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, and each term hereof shall be legal, valid and enforceable to the fullest extent permitted by law, unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with valid provisions which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision and the intent of the parties in entering into this Agreement.

        Section 9.24  Authority.

The individuals executing this Agreement on behalf of Seller and Buyer individually represent and warrant that he or she has been authorized to do so and has the power to bind the party for whom they are signing.

The parties hereto have executed this Agreement as of the respective dates written below.

        Seller:                     PEOPLESOFT PROPERTIES, INC.,
                                    a California corporation


                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------

        Buyer: WILLIAM WILSON & ASSOCIATES INVESTORS, INC., a California corporation


                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------
                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------

                                LIST OF EXHIBITS

                                    EXHIBITS

Exhibit A      Real Property Description

Exhibit B      Personal Property

Exhibit C      PeopleSoft Lease

Exhibit D      Title Objection Letter

Exhibit E      Due Diligence Items

Exhibit F      Rent Roll

Exhibit G      Bill of Sale

Exhibit H      Assignment of Leases, Service Contracts and Warranties

Exhibit I      Form of Tenant Notice

Exhibit J      Form of Estoppel Certificate

Exhibit K      Form of Zenith Estoppel Certificate

                                    SCHEDULES

Schedule 1     Disclosure Items

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT B

                            LIST OF PERSONAL PROPERTY

                                    EXHIBIT C

                                PEOPLESOFT LEASE

                                    EXHIBIT D

                                    PROFORMA

                                    EXHIBIT E

                               DUE DILIGENCE ITEMS

                                    EXHIBIT F

                                    RENT ROLL

                                    EXHIBIT G

                                  BILL OF SALE

                    ----------------------------------------

This Bill of Sale (the "Bill of Sale") is made and entered into ____________, 199__, by and between PeopleSoft Properties, Inc., a California corporation ("Assignor"), and William Wilson & Associates Investors, Inc., a California corporation ("Assignee").

In consideration of the sum of One Thousand Dollars ($1000) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, free and clear of any liens or encumbrances created by, through or under Assignor, all items of tangible personal property, if any, owned by Assignor and situated upon and used exclusively in connection with the land described on the attached Exhibit A (the "Land") and the improvements located thereon (the "Improvements"), and described on the attached Exhibit B, but specifically excluding any and all personal property owned by tenants or otherwise considered the property of tenants under any leases affecting the Land or Improvements (the "Personal Property").

This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit C, attached hereto and made a part hereof for all purposes.

ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED JULY 21, 1998, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITIONS OF THE PERSONAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PERSONAL PROPERTY, (C) THE SUITABILITY OF THE PERSONAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PERSONAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PERSONAL PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONAL PROPERTY, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PERSONAL PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR, EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PERSONAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT ASSIGNOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PERSONAL PROPERTY AS PROVIDED FOR

HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS," EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT.

The obligations of Assignor are intended to be binding only on Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

        Assignor:                   PEOPLESOFT PROPERTIES, INC.,
                                    a California corporation



                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

        Assignee:                   WILLIAM WILSON & ASSOCIATES INVESTORS, INC.,
                                    a California corporation


                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------
                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    EXHIBIT H

                     ASSIGNMENT OF LEASES, SERVICE CONTRACTS
                                 AND WARRANTIES

                         -------------------------------

This Assignment of Lease, Service Contracts and Warranties (this "Assignment") is made and entered into _______________, 199__, by and between PeopleSoft Properties, Inc., a California corporation ("Assignor"), and William Wilson & Associates Investors, Inc., a California corporation ("Assignee").

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in (i) those certain leases (the "Leases") listed on Exhibit A, attached hereto and made a part hereof for all purposes except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof, (ii) those certain service contracts, equipment leases, tenant improvement agreements and leasing agreements (the "Contracts") listed on Exhibit B, if any, attached hereto and made a part hereof for all purposes, and (iii) those certain warranties held by Assignor (the "Warranties") listed on Exhibit C, attached hereto and made a part hereof for all purposes.

This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit D, attached hereto and made a part hereof for all purposes.

ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF JULY 21, 1998, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), THE LEASES, THE CONTRACTS AND THE WARRANTIES ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE LEASES, THE CONTRACTS OR THE WARRANTIES, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASES, THE CONTRACTS OR THE WARRANTIES.

Except as otherwise expressly provided in the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the date hereof, by (a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, and (b) the owner under the Contracts and/or the Warranties.

The obligations of Assignor are intended to be binding only on Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

        Assignor:                   PEOPLESOFT PROPERTIES, INC.,
                                    a California corporation


                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

        Assignee:                   WILLIAM WILSON & ASSOCIATES INVESTORS, INC.,
                                    a California corporation


                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------
                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    EXHIBIT I

                              FORM OF TENANT NOTICE

_______ ____, 199_

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

---------------------------
---------------------------
---------------------------
---------------------------

RE: ________________________; LEASE DATED _____________, 199__ BETWEEN
PEOPLESOFT PROPERTIES ("LANDLORD") AND _______________ ("TENANT")

Dear ___________________:

    This is to notify you that PEOPLESOFT PROPERTIES, INC., the current landlord under the above captioned lease has sold its interest in the property commonly known as PeopleSoft Plaza and located at 4301, 4305 and 4309 Hacienda Drive, Pleasanton, California and has assigned its interest as landlord under your lease to the new owner, William Wilson & Associates Investors, Inc. Landlord has also transferred to William Wilson & Associates Investors, Inc. the security deposit held by Landlord under the lease in the amount of $__________ (if none, so state). No claims have been made against the security deposit (if a claim has been made, so state).

    Except as noted below, please direct all future rental and other payments and communications under your lease to:

                      William Wilson & Associates Investors, Inc.

                      ---------------------
                      ---------------------
                      ---------------------

                                              Sincerely,

                                              PEOPLESOFT PROPERTIES, INC.,
                                              a California corporation

                                              By:____________________

                                              Its:____________________

                                    EXHIBIT J

                           TENANT ESTOPPEL CERTIFICATE



TO:     [Buyer                ]           [Lender                 ]

        _______________________           _________________________
        _______________________           _________________________
        _______________________           _________________________




        Re: Suite ____________, _________________, _________________ (the
            "Premises")

        This estoppel certificate is delivered by the undersigned ("Tenant") to ___________________________________("Buyer") in connection with its contemplated purchase of certain real property commonly known as ______________________________, ______________ (the "Property") from
_________________________ ("Landlord") and to _____________________ ("Lender")
in connection with its making of a loan to Buyer to finance Buyer's purchase of the Property, which loan will be secured by a deed of trust (the "Deed of Trust") on the Property. Tenant hereby certifies the following information on which Buyer may rely in connection with its purchase of the Property and Lender may rely in connection with its making a loan secured by the Property:

        1. The undersigned is the tenant in possession of the Premises under a written lease with Landlord, dated _________________, 19__, [as amended by ________________], which lease [as amended] (the "Lease") is in full force and effect and each provision of which is binding on Tenant in accordance with its terms. The Lease has not been modified or amended in writing or orally or by course of conduct, except as specifically set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the Premises. A true, complete and accurate copy of the Lease is attached hereto as Exhibit A.

        1. The Premises consist of approximately ___________ [net rentable] or [gross] square feet of [office] [retail] space.

        3. The term of the Lease commenced on _____________ and terminates on
____________.

        4. Current monthly base rent under the Lease is ____________. [Percentage rent of ___________ is due [annually or quarterly]]. Base rent has been paid through the period ending ____________. The Lease provides for the monthly rent to increase as follows: ___________. As of the date hereof, Tenant has no existing right to free rent, partial rent, rent rebate, credit for improvements, rent abatement, or other rental concessions or any right to payments from Landlord to Tenant except as follows:____________________________.

        5. The Lease requires Tenant to pay its pro rata share of increases in real estate taxes and operating expenses for the Property and appurtenant property over the [base year 199__ real estate taxes and operating expenses of $________] or [expense stop of $_____________]. Tenant's pro rata share is_____. For the calendar year 19____, Tenant is obligated to pay monthly estimated amounts for real estate tax and operating expense increases of $ , and has paid such estimates through the period ending___________________. Tenant is owed no refund of real estate taxes or operating expense payments made for prior calendar years.

        6. Tenant has no option to extend or to renew the term of the Lease, except as follows:______________________________________________________________
_______________________________________________________________________________.

        7. The Lease contains no right of first refusal or offer to lease additional space, option to expand, option to terminate the Lease, or right of first refusal or offer or option to purchase the Property or any interest therein, except as follows:_____________________________________________________
_______________________________________________________________________________.

        8. The actual cash amount of the security deposit currently held by Landlord is $______________. Landlord holds no other funds for Tenant's account.


        9. Tenant is not, and to the best of Tenant's knowledge Landlord is not, in default under any provision of the Lease nor has any event occurred which with the passage of time or giving of notice, or both, would constitute a default on the part of Tenant or Landlord, both parties having fully performed the obligations required to be performed by each party thereunder through the date hereof. Tenant asserts no claim of default against Landlord or any other person or offset or defense against the payment of rent or other charges payable by Tenant or the performance of any other obligations by Tenant under the Lease.

        10. The Premises have been delivered to Tenant in accordance with the terms of the Lease, Tenant has accepted the Premises, and Landlord has fully completed all construction and improvements to the Premises required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance for improvements to the Premises.

        11. The Lease entitles Tenant to the [non-exclusive] or [exclusive] use of ____ parking spaces at the Property.

        12. Tenant has not assigned its rights under the Lease or sublet any portion of the Premises.

        13. There are no actions, whether voluntary or otherwise, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States or of any state.

        14. All insurance required of Tenant under the Lease has been obtained by Tenant and all premiums have been paid.

        15. Tenant has no notice of any prior assignment, hypothecation, grant of security interest, or pledge by Landlord of the Lease or the rents due thereunder. Tenant has not assigned, hypothecated, granted a security interest or pledged its interest in the Lease to any person or entity.

        16. From the date hereof until the Deed of Trust is reconveyed, Tenant will not consent to or enter into any modification or termination of the Lease without the prior written consent of Lender, unless the Deed of Trust does not require Lender's consent to such modification or termination.

        17. From the date hereof until the Deed of Trust is reconveyed, in the event of a default by Landlord under the Lease, Tenant shall give prompt written notice to Lender to the address set forth above and a reasonable time (which in no event shall be less than thirty (30) days or any longer period set forth in the Lease) to cure or commence cure of such default.

        18. If Landlord's interests in the Property are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method, Lender shall not be liable for any act or omission of Landlord or any prior landlord.

        19. Tenant's current address for Notices is:

               --------------------------------

               --------------------------------

               --------------------------------

        The statements made herein shall be binding upon us, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. The officers executing this letter have been duly empowered to do so on behalf of the undersigned.

        Each of you may consider this certificate and the information contained herein accurate as of any date that is within 45 days after the date hereof set forth below, except to the extent we notify you in writing at your address set forth above of changes to the within-described information.


        Dated: ____________________
                                                   Very truly yours,

                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Its:
                                                       -------------------------

                                    EXHIBIT K

                       FORM OF ZENITH ESTOPPEL CERTIFICATE

                                  Schedule 1-1

                                Disclosure Items

        Seller has disclosed to Buyer the following facts, circumstances, documents, agreements and matters:

1. Land use, zoning and similar laws, statutes and ordinances applicable to the Property.

2. All matters shown on the title report for the Property delivered to Buyer.

3. All matters shown on the survey delivered to Buyer.

4. All matters shown on the leases and other Due Diligence Materials delivered to Buyer.

5. With respect to the representations and warranties contained in Section 3.1(g), there is a lease with the property management company, Voit Management Company, L.P., that will terminated prior to Closing.


                                  Schedule 1-1